Exhibit 10.14

ETRE REIT, LLC
2015 NON-MANAGEMENT DIRECTOR COMPENSATION PLAN

RESTRICTED SHARE AWARD AGREEMENT
THIS AGREEMENT is made by and between ETRE REIT, LLC, a Delaware series limited liability company (the "Company"), and ________ (the "Grantee"), dated as of the __th day of ________, 2015.
WHEREAS, the Company maintains the ETRE REIT, LLC 2015 Non-Management Director Compensation Plan (the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan); and
WHEREAS, the Grantee is a Director and eligible to receive an Award under the Plan; and
WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and members associated with Series A-1 of the Company (the "A-1 Series") to grant Restricted Shares to the Grantee subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of Restricted Shares.
The Company hereby grants the Grantee 2,000 Restricted Shares of the A-1 Series of the Company ("Series A-1 Restricted Shares"), subject to the terms and conditions of this Agreement and further subject to the provisions of the Plan. Certificates evidencing ownership of such Shares (if any) will be held in custody by the Company until the restrictions hereunder shall have lapsed. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.
2.    Restrictions and Conditions.
The Series A-1 Restricted Shares awarded pursuant to this Agreement and the Plan shall be subject to the following restrictions and conditions:

(a)
Subject to clauses (c) below, the period of restriction with respect to Shares granted hereunder (the "Restriction Period") shall begin on the date hereof and lapse, if and as service continues, with respect to ____ of the Shares granted hereunder, on each of the first ____ anniversaries of the date hereof.

(b)
Except as provided in the foregoing clause (a), below in this clause (b) or in the Plan, the Grantee shall have, in respect of the Series A-1 Restricted Shares granted hereunder, all of the rights of a holder of Common Shares of the A-1 Series of the Company ("Series A-1 Common Shares"), including the right to vote the Shares and the right to receive dividends. Unless otherwise provided by the Committee, the Grantee shall be entitled to receive any cash dividends on any Series A-1 Restricted Shares (whether or not then subject to restrictions) which have not been forfeited if and when dividends are paid to holders of Series A-1 Common Shares generally. Series A-1 Common Shares (not subject to restrictions) shall be delivered to the Grantee or his or her designee promptly after, and only after, the Restriction Period shall lapse without forfeiture in respect of such Series A-1 Restricted Shares.

(c)
In the event the Grantee has a Termination of Service for any reason, during the Restriction Period, then all Series A-1 Restricted Shares still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee.

3.     Miscellaneous.

(a)
THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)
The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may in good faith interpret this Agreement and the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee's interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Board who are individuals who served as Board members before the Change in Control and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee in accordance with the foregoing provisions of this Paragraph 3(b) shall be final and binding upon all persons.

(c)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Committee; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 3(c).

(d)
Without limiting the Grantee's rights as may otherwise be applicable in the event of a Change in Control, if the Company shall be consolidated or merged with a corporation or other entity, the Grantee may be required to deposit with the successor corporation any certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Series A-1 Restricted Shares in a manner consistent with the Plan, and such stock, securities or other property shall become subject to the restrictions and requirements imposed under this Agreement and the Plan, and the certificates therefor or other evidence shall bear a legend similar in form and substance to the legend set forth in the Plan.

(e)
Unless otherwise provided by the Committee, any shares or other securities distributed to the Grantee with respect to Series A-1 Restricted Shares or otherwise issued in substitution of Series A-1 Restricted Shares shall be subject to the restrictions and requirements imposed by this Agreement and the Plan, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in the Plan.

(f)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(g)	The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding the Company determines to be required by law.

(h)
Nothing in this Agreement shall confer on the Grantee any right to continue in the service of the Company or a Series or interfere in any way with the right of the Company, the Series and the members of the Company to terminate the Grantee's service at any time. Service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Service as provided in this Agreement or under the Plan.

(i)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(j)
This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(k)	Except as otherwise provided in the Plan, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

(the remainder of the page left intentionally blank)

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.
ETRE REIT, LLC

By:     _____________________________
Name:
Title:

______________________________________